Exhibit 10.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

No.	US $

OMNICOMM SYSTEMS, INC.

12% SECURED CONVERTIBLE DEBENTURE SERIES 08-04

DUE December 16, 2010

FOR VALUE RECEIVED, OMNICOMM SYSTEMS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Company”), promises to pay to , the registered holder hereof (the “Holder”), the principal sum of and  00/100 Dollars (US $.00) on December 16, 2010 (the “Maturity Date”) and to pay interest on the principal sum outstanding from time to time in arrears at the rate of 12% per annum, accruing from December 16, 2008 the date of initial issuance of this Debenture (the “Issue Date”), on the date (each, an “Interest Payment Date”) which is the earlier of (i) the next Conversion Date (as defined below), (ii) the date which is three months from the Issue Date and every three months thereafter, or (iii) the Maturity Date, as the case may be. Interest shall accrue monthly (pro-rated on a daily basis for any period longer or shorter than a month) from the later of the Issue Date or the previous Interest Payment Date and shall be payable, subject to the other provisions of this Debenture, in cash or in Common Stock. If not paid in full on an Interest Payment Date, interest shall be fully cumulative and shall accrue on a daily basis, based on a 365-day year, monthly or until paid, whichever is earlier. Additional provisions regarding the payment of interest are provided in Section 4(D) below (the terms of which shall govern as if this sentence were not included in this Debenture).

This Debenture is subject to the following additional provisions:

1. The Debentures will initially be issued in denominations determined by the Company, but are exchangeable for an equal aggregate principal amount of Debentures of different denominations, as requested by the Holder surrendering the same. No service charge will be made for such registration or transfer or exchange.

2. The Company shall be entitled to withhold from all payments of principal of, and interest on, this Debenture any amounts required to be withheld under the applicable provisions of the United States income tax laws or other applicable laws at the time of such payments, and Holder shall execute and deliver all required documentation in connection therewith.

3. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged only in compliance with the Securities Act of 1933, as amended (the “Act”), and other applicable state and foreign securities laws. In the event of any proposed transfer of this Debenture, the Company may require, prior to issuance of a new Debenture in the name of such other person, that it receive reasonable transfer documentation that is sufficient to evidence that such proposed transfer complies with the Act and other applicable state and foreign securities laws and the terms of the Securities Purchase Agreement. Prior to due presentment for transfer of this Debenture, the Company and any agent of the Company may treat the person in whose name this Debenture is duly registered on the Company’s Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Debenture be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

4. A. (i) At any time on or after the Issue Date and prior to the time this Debenture is paid in full in accordance with its terms (including, without limitation, after the occurrence of an Event of Default, as defined below, or, if the Debenture is not fully paid or converted after the Maturity Date), the Holder of this Debenture is entitled, at its option, subject to the following provisions of this Section 4, to convert this Debenture at any time into shares of Common Stock, $0.001 par value (“Common Stock”), of the Company at the Conversion Price (as defined below). Any such conversion is referred to as a “Voluntary Conversion.”

(ii) On the Maturity Date the Company shall pay the principal and accrued interest (through the actual date of payment) of any portion of this Debenture which is then outstanding.

(iii) For purposes of this Debenture, the following terms shall have the meanings indicated below:

“Conversion Price” means the Fixed Conversion Price or the Interest Conversion Price, as the case may be.

“Fixed Conversion Price” means $0.50 (which amount is subject to adjustment as provided herein)

“Interest Conversion Price” means (i) the VWAP for the ten (10) Regular Trading Days ending on the Trading Day immediately before the relevant Conversion Date, multiplied by (ii) ninety percent (90%).

“Regular Trading Day,” “Reporting Service,” “Trading Day,” and “VWAP” have the meanings ascribed to them in the Securities Purchase Agreement. “Conversion Date” means the date on which the Holder faxes or otherwise delivers a Notice of Conversion to the Company so that it is received by the Company on or before such specified date.

“Conversion Shares” has the meaning ascribed to in Section 4(H) hereof.

B. A Voluntary Conversion shall be effectuated by the Holder by faxing a notice of conversion (“Notice of Conversion”) to the Company as provided in this paragraph. The Notice of Conversion shall be executed by the Holder of this Debenture and shall evidence such Holder’s intention to convert this Debenture or a specified portion hereof in the form annexed hereto as Exhibit A. Delivery of the Notice of Conversion shall be accepted by the Company by hand, mail or courier delivery at the address specified in said Exhibit A or at the facsimile number specified in said Exhibit A (each of such address or facsimile number may be changed by notice given to the Holder in the manner provided in the Securities Purchase Agreement).

C. (i) Subject to the terms of this Section 4(C), interest on the principal amount of this Debenture payable on an Interest Payment Date shall be due and payable, at the option of the Holder, in cash or in shares of Common Stock on the Interest Payment Date.

(ii) If the interest payable hereunder is to be paid in cash, the Company shall make such payment within three (3) Trading Days after the Interest Payment Date.

(iii) If interest is to be paid in Common Stock, the number of shares of Common Stock to be received shall be determined by dividing the dollar amount of the interest by Interest Conversion Price in effect on the relevant Interest Payment Date.

E. Anything in the other provisions of this Debenture to the contrary notwithstanding, the Company shall not have the right to prepay any or all of the outstanding principal of this Debenture, without the prior written consent of the Holder in each instance (which consent may be withheld for any reason or no reason, in the sole discretion of the Holder).

F. (i) The following provisions apply to the issuances of Common Stock in payment of the amounts due under this Debenture, whether as principal or interest, as provided in the preceding provisions of this Section 4.

(ii) No fractional shares of Common Stock or scrip representing fractions of shares will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share.

(iii) All shares issuable with respect to a Conversion Date or an Interest Payment Date shall be deemed “Conversion Shares” for all purposes of this Debenture. Certificates representing the relevant Conversion Shares (“Conversion Certificates”) will be delivered to the Holder at the address specified in the relevant Notice of Conversion. which address the Holder may change from time to time, via express courier, by electronic transfer or otherwise, within three (3) Trading Days (such third Trading Day, the “Delivery Date”) after the relevant Conversion Date. The Holder shall be deemed to be the holder of the shares issuable to it in accordance with the relevant provisions of this Debenture on the Conversion Date or Interest Payment Date, as the case may be.

G. Except as may specified in a specific provision of this Debenture, any payments under this Debenture shall be applied in the following order of priority: (i) first to amounts due to the Holder for accrued but unpaid interest on this Debenture; and (ii) then, to principal of this Debenture in the inverse order of maturity.

5. No provision of this Debenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place, and rate, and in the coin or currency or where contemplated herein in shares of its Common Stock, as applicable, as herein prescribed. This Debenture and all other Debentures now or hereafter issued of similar terms are direct obligations of the Company.

6. No recourse shall be had for the payment of the principal of, or the interest on, this Debenture, or for any claim based hereon, or otherwise in respect hereof against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

7. All payments contemplated hereby to be made “in cash” shall be made in immediately available good funds of United States of America currency by wire transfer to an account designated in writing by the Holder to the Company (which account may be changed by notice similarly given). All payments of cash and each delivery of shares of Common Stock issuable to the Holder as contemplated hereby shall be made to the Holder at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder from time to time; except that the Holder can designate, by notice to the Company, a different delivery address for any one or more specific payments or deliveries.

8. If, for as long as this Debenture remains outstanding, the Company enters into a merger (other than where the Company is the surviving entity) or consolidation with another corporation or other entity or a sale or transfer of all or substantially all of the assets of the Company to another person (collectively, a “Sale”), the Company will require, in the agreements reflecting such transaction, that the surviving entity expressly assume the obligations of the Company hereunder. Notwithstanding the foregoing, if the Company enters into a Sale and the holders of the Common Stock are entitled to receive stock, securities or property in respect of or in exchange for Common Stock, then as a condition of such Sale, the Company and any such successor, purchaser or transferee will agree that the Debenture may thereafter be converted on the terms and subject to the conditions set forth above into the kind and amount of stock, securities or property receivable upon such merger, consolidation, sale or transfer by a holder of the number of shares of Common Stock into which this Debenture might have been converted immediately before such merger, consolidation, sale or transfer, subject to adjustments which shall be as nearly equivalent as may be practicable. In the event of any such proposed Sale, (i) the Holder hereof shall have the right to convert by delivering a Notice of Conversion to the Company within fifteen (15) days of receipt of notice of such Sale from the Company, except that Section 4(C) shall not apply to such conversion.

9. If, at any time while any portion of this Debenture remains outstanding, the Company spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the “Spin Off”) in which the Company, in addition to or in lieu of any other compensation received and retained by the Company for such business, operations or assets, causes securities of another entity (the “Spin Off Securities”) to be issued to security holders of the Company, the Company shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Holder had all of the Holder’s Debentures outstanding on the record date (the “Record Date”) for determining the amount and number of Spin Off Securities to be issued to security holders of the Company (the “Outstanding Debentures”) been converted as of the close of business on the Trading Day immediately before the Record Date (the “Reserved Spin Off Shares”), and (ii) to be issued to the Holder on the conversion of all or any of the Outstanding Debentures, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the Outstanding Debentures then being converted, and (II) the denominator is the principal amount of the Outstanding Debentures.

10. If, at any time while any portion of this Debenture remains outstanding, the Company effectuates a stock split or reverse stock split of its Common Stock or issues a dividend on its Common Stock consisting of shares of Common Stock, the prices used in determining the Conversion Price from dates prior to such action or and any other fixed amounts calculated as contemplated hereby or by any of the other Transaction Agreements shall be equitably adjusted to reflect such action.

11. The Holder of the Debenture, by acceptance hereof, agrees that this Debenture is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Debenture or the shares of Common Stock issuable upon conversion thereof except under circumstances which will not result in a violation of the Act or any applicable state Blue Sky or foreign laws or similar laws relating to the sale of securities.

12. This Debenture shall be governed by and construed in accordance with the laws of the State of Florida for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the County of Broward or the state courts of the State of Florida sitting in the County of Broward in connection with any dispute arising under this Debenture and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non coveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Debenture.

13. JURY TRIAL WAIVER. The Company and the Holder hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out of or in connection with this Debenture.

14. A. The term “Change in Control” means the transaction or series of transactions occurring after the Issue Date which result in one or more third parties (collectively, the “Acquiror”) acquires more than fifty percent (50%) of either (i) the voting rights of stockholders of the Company or (ii) the fair market value of the assets of the Company (and for such purposes the assets of Subsidiaries shall be considered assets of the Company).

B. If, at any time while this Debenture is outstanding, there is a Change in Control, the Holder will have the right at any time thereafter, by written notice to the Company (the “Change in Control Demand Notice”), to demand payment in full of the outstanding principal of this Debenture together with all accrued but unpaid interest thereon. The Company will be obligated to pay such amount (with interest calculated through the actual date of payment; such total, the “Change in Control Redemption Amount”) by the date (the “Change in Control Redemption Due Date”) which is five (5) Trading Days after the Company’s receipt of the Change in Control Demand Notice.

C. (i) The Change in Control Redemption Amount shall be payable in cash, except as provided in clause (ii) of this subparagraph 14(C).

(ii) If, but only if, no later than the Change in Control Redemption Due Date, the Company can deliver to the Holder registered shares of Common Stock which the Holder can resell without restriction, the Company may elect to pay the Control Redemption Amount in such shares. The number of shares to be so delivered shall be equal to the sum of (x) the number of shares equal to the outstanding principal of the Debenture divided by the Fixed Conversion Price in effect on the Change in Control Redemption Date (or earlier payment date), plus (y) the number of shared equal to the accrued but unpaid interest being paid divided by the Interest Conversion in effect on the Change in Control Redemption Date (or earlier payment date); provided, however, that the provisions of Section 4(C) hereof shall apply to the number of shares issuable to the Holder.

15. The term “Event of Default” means the occurrence of any one or more of the following events:

a.	The Company shall default in the payment of principal or interest on this Debenture or any other amount due hereunder (including payment of a Change in Control Redemption Amount or a Redemption Amount, as defined below) when due and such default, except with respect to a Change in Control Redemption Amount or a Redemption Amount, shall continue for a period of five (5) Trading Days; or

b.	Any of the representations or warranties made by the Company herein, or in any certificate or financial or other written statements heretofore or hereafter furnished by the Company in connection with the execution and delivery of this Debenture or the Securities Purchase Agreement shall be false or misleading in any material respect at the time made; or

c.	The Company fails to authorize or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture (provided, however, that for purposes of this provision, such failure to cause the Transfer Agent to issue such shares shall not be deemed to occur until two (2) Trading Days after the Delivery Date), fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture, and such transfer is otherwise lawful, or fails to remove any restrictive legend on any certificate or fails to cause its Transfer Agent to remove such restricted legend, in each case where such removal is lawful, as and when required by this Debenture, and any such failure shall continue uncured for ten (10) Trading Days; or

d.	The Company shall fail to perform or observe, in any material respect, any other covenant, term, provision, condition, agreement or obligation of any Debenture (other than a failure to pay money)and such failure shall continue uncured for a period of ten (10) days after the Company’s receipt written notice from the Holder of such failure; or

e.	The Company shall fail to perform or observe, in any material respect, any covenant, term, provision, condition, agreement or obligation of the Company and such failure, if capable of being cured, shall continue uncured for a period of ten (10) days after the Holder gives the Company written notice thereof (but if not capable of being cured, such thirty day period shall be deemed expired immediately upon the giving of such notice); or

f.	The Company shall (1) admit in writing its inability to pay its debts generally as they mature; (2) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (3) apply for or consent to the appointment of a trustee, liquidator or receiver for its or for a substantial part of its property or business; or

g.	A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty (60) days after such appointment; or

h.	Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

i.	Any money judgment, writ or warrant of attachment, or similar process in excess of Two Hundred Fifty Thousand ($250,000) Dollars in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

j.	Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

k.	The Company shall have its Common Stock suspended from trading on, or delisted from, the Principal Trading Market for in excess of ten (10) Trading Days.

(ii) If an Event of Default shall have occurred and is continuing, then,

(x) unless and until such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder and in the Holder’s sole discretion, but without further notice from the Holder, the unpaid amount of this Debenture, computed as of such date, will bear interest at the rate (the “Default Rate”) equal to eighteen percent (18%) per annum or the highest rate allowed by law, whichever is lower, from the date of the Event of Default to until and including the date actually paid; and any partial payments shall be applied as provided in Section 4(I) hereof; and

(y) at any time thereafter, and in each and every such case, unless such Event of Default shall have been cured or waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default), at the option of the Holder and in the Holder’s sole discretion, the Holder may elect to redeem all or part of the Unconverted Debenture (as defined below) on the terms provided in Section 16 hereof.

16. A. The Company acknowledges that if there is an Event of Default, the Holder may require the Company to immediately redeem all or any part of the outstanding portion of this Debenture for an amount equal to the Redemption Amount (as defined below). The Redemption Amount shall be paid in cash by the Company to the Holder. The Redemption Amount shall be applied in the priority provided in Section 4(I) hereof.

B. For purposes of this Debenture, the following terms shall have the meanings indicated below:

“Unconverted Debenture” means the principal amount of this Debenture which has not been converted as of the relevant date.

“Redemption Payment Date” means the date on which the Company actually pays the Redemption Amount.

“Redemption Amount” means the amount equal to:

M	V	x
CP

where:

“V” means the principal of an Unconverted Debenture plus any accrued but unpaid interest thereon;

CP” means the Conversion Price in effect on the date (the “Redemption Notice Date”) of the Redemption Notice (as defined below); provided, however, if the Redemption Amount is not paid in full on or before the Redemption Due Date, “CP” means the lower of (x) the Conversion Price in effect on the Redemption Notice Date or (y) the lowest Conversion Price in effect during the period commencing on the Redemption Due Date and ending on the Redemption Payment Date; and

“M” means the highest closing price per share of the Common Stock during the period beginning on the Redemption Notice Date and ending on the Redemption Payment Date.

C. The Holder of an Unconverted Debenture may elect to redeem a portion of such Unconverted Debenture without electing to redeem the balance of the Unconverted Debenture. The Holder’s option to redeem all or part of the Unconverted Debenture shall be exercised by the Holder giving written notice of the exercise of this provision by the Holder (a “Redemption Notice”) at any time after a relevant Event of Default has occurred but before such Event of Default is cured. The Redemption Notice shall specify (a) the date (the “Redemption Due Date”) on which the Redemption Amount shall be paid, which date shall be at least five (5) Trading Days after the date (a “Redemption Notice Date”) on which the Holder Redemption Notice is given, and (b) the wire instructions for the account to which the Redemption Amount is to be paid; provided, however, that the Company shall have the right to accelerate the date of such payment.

D. If all of the Unconverted Debentures are being redeemed pursuant to this Section 16, then, upon payment in full of the Redemption Amount for all of the Unconverted Debentures in accordance with the provisions of this Section 16, the Holder shall deliver the Debenture to the Company marked “paid in full”.

E. If the Redemption Amount is not timely paid by the Company, the Redemption Amount shall accrue interest at the Default Rate and the Holder may declare the Redemption Amount, together with such interest, due under this Debenture immediately due and payable, without presentment, demand, protest or notice of any kinds, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately enforce any and all of the Holder’s rights and remedies provided herein or any other rights or remedies afforded by law, including, but not necessarily limited to, the equitable remedy of specific performance and injunctive relief.

17. Nothing contained in this Debenture shall be construed as conferring upon the Holder the right to vote or to receive dividends or to consent or receive notice as a shareholder in respect of any meeting of shareholders or any rights whatsoever as a shareholder of the Company, unless and to the extent converted in accordance with the terms hereof.

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18. In the event for any reason, any payment by or act of the Company or the Holder shall result in payment of interest which would exceed the limit authorized by or be in violation of the law of the jurisdiction applicable to this Debenture, then ipso facto the obligation of the Company to pay interest or perform such act or requirement shall be reduced to the limit authorized under such law, so that in no event shall the Company be obligated to pay any such interest, perform any such act or be bound by any requirement which would result in the payment of interest in excess of the limit so authorized. In the event any payment by or act of the Company shall result in the extraction of a rate of interest in excess of a sum which is lawfully collectible as interest, then such amount (to the extent of such excess not returned to the Company) shall, without further agreement or notice between or by the Company or the Holder, be deemed applied to the payment of principal, if any, hereunder immediately upon receipt of such excess funds by the Holder, with the same force and effect as though the Company had specifically designated such sums to be so applied to principal and the Holder had agreed to accept such sums as an interest free prepayment of this Debenture. If any part of such excess remains after the principal has been paid in full, whether by the provisions of the preceding sentences of this Section or otherwise, such excess shall be deemed to be an interest-free loan from the Company to the Holder, which loan shall be payable immediately upon demand by the Company. The provisions of this Section shall control every other provision of this Debenture.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

Dated: December 16, 2008

OMNICOMM SYSTEMS, INC.

By:	/s/ Ronald T. Linares
Ronald T. Linares
(Print Name)
Chief Financial Officer
(Title)

EXHIBIT A

OMNICOMM SYSTEMS, INC.

NOTICE OF CONVERSION

OF

12% SECURED CONVERTIBLE DEBENTURE SERIES 08-04 DUE December 16, 2010

(To be Executed by the Registered Holder in Order to Convert the Debenture)

TO:	OMNICOMM SYSTEMS, INC. VIA FAX: (954) 473-1256
2101 W. Commercial Blvd., Suite 4000
Ft. Lauderdale, FL 33309
Attn: Chief Financial Officer

FROM:	(“Holder”)

DATE:                              (the “Conversion Date”)

RE: Conversion of $                             principal amount (the “Converted Debenture”) of the 12% Secured Convertible Debenture Series 08-04 Due December 16, 2010, No. (the “Debenture”) of OMNICOMM SYSTEMS, INC. (the “Company”) into              shares (the “Principal Conversion Shares”) of Common Stock (defined below)

The captioned Holder hereby gives notice to the Company, pursuant to the Debenture of OMNICOMM SYSTEMS, INC. that the Holder elects to convert the Converted Debenture into fully paid and non-assessable shares of Common Stock, $0.001 par value (the “Common Stock”), of the Company as of the Conversion Date specified above. Said conversion shall be based on Conversion Price of $0.50.

As contemplated by the Debenture, the Company should also pay all accrued but unpaid interest on the Converted Debenture to the Holder. The Holder elects that such accrued but unpaid interest should be paid

•

in                      shares of Common Stock (“Interest Conversion Shares”), representing such interest amount converted at the Interest Conversion Price of $            , which Interest Conversion Shares should be delivered together with the Principal Conversion Shares, or

•	in cash, which should be paid as provided in the Debenture by wire transfer as follows:[1]

[1]	Information should include the following:

All Wires:

(1)	Bank Name
(2)	Bank Address (including street, city, state)
(3)	ABA or Wire Routing No.
(4)	Account Name
(5)	Account Number

If Wire is going to International (Non-US) Bank, all of the above plus:

(6)	SWIFT Number

Based on the relevant Conversion Prices, the number of Principal Conversion Shares plus Interest Conversion Shares (collectively, “Conversion Shares”) indicated above should be issued in the following name(s):

Name and Record Address	Conversion Shares

As contemplated by the Debenture, this Notice of Conversion is being sent by facsimile to the telecopier number and officer indicated above.

If this Notice of Conversion represents the full conversion of the outstanding balance of the Converted Debenture, the Holder either (1) has previously surrendered the Converted Debenture to the Company or (2) will surrender (or cause to be surrendered) the Converted Debenture to the Company at the address indicated above by express courier within five (5) Trading Days after delivery or facsimile transmission of this Notice of Conversion.

The certificates representing the Conversion Shares should be transmitted by the Company to the Holder

•	via express courier, or

•	by electronic transfer

within the time contemplated by the Debenture after receipt of this Notice of Conversion (by facsimile transmission or otherwise) to:

(Print name of Holder)

By:
(Signature of Authorized Person)

(Printed Name and Title)
(Printed Name and Title)